                                                                   Exhibit 99(b)

1994 UTILITY DATA - GAS OPERATIONS                                                                      YEAR ENDED DECEMBER 31, 1994
------------------------------------------------------------------------------------------------------------------------------------
MISSOURI PUBLIC SERVICE                                        NORTHERN MINNESOTA UTILITIES
--------------------------------------------------------       ---------------------------------------------------------------------
Average cost of purchased gas ($/MCF)             $3.28        Average cost of purchased gas ($/MCF)                           $3.15
-------------------------------------------------------        ---------------------------------------------------------------------
Supply mix:                                                    Supply mix:
  Contract                                          31%          Contract                                                        94%
  Spot                                              69%          Spot                                                             6%
-------------------------------------------------------        ---------------------------------------------------------------------
Major supplier:                                                Major suppliers:
  Aquila Energy                                                  Centra Gas Pipelines
  Panhandle Trading Co.                                          Northern Natural Gas
  Union Pacific                                                  Viking Gas Transmission
--------------------------------------------------------         Western Natural Gas
Peak day sendout (MCF)                           47,948        ---------------------------------------------------------------------
Heating degree-days                               4,825        Peak day sendout                                               82,745
--------------------------------------------------------       Heating degree-days                                             9,297
Gas storage capacity (BCF):                                    ---------------------------------------------------------------------
  Leased                                            1.8        Gas storage capacity (BCF)
-------------------------------------------------------         Leased                                                            .9
-------------------------------------------------------        ---------------------------------------------------------------------
PEOPLES NATURAL GAS                                            ---------------------------------------------------------------------
-------------------------------------------------------        KANSAS PUBLIC SERVICE
Average cost of purchased gas ($/MCF)             $2.85        ---------------------------------------------------------------------
-------------------------------------------------------        Average cost of purchased gas ($/MCF)                           $2.88
Supply mix:                                                    ---------------------------------------------------------------------
  Contract                                          35%        Supply mix:
  Spot                                              65%          Contract                                                        38%
-------------------------------------------------------          Spot                                                            62%
Major Supplier:                                                ---------------------------------------------------------------------
Enron                                                          Major Suppliers:
Mobil                                                          Amoco
Pan Alberta                                                    Mobil
-------------------------------------------------------
-------------------------------------------------------        ---------------------------------------------------------------------
Peak day sendout (MCF)                          958,468        Peak day sendout (MCF)                                         27,259
Heating degree-days                               6,557        Heating degree-days                                             4,670
-------------------------------------------------------        ---------------------------------------------------------------------
                                                               Gas storage capacity (BCF):
Gas storage capacity (BCF)                                     Leased                                                             .7
  Leased                                           9.0         ---------------------------------------------------------------------
-------------------------------------------------------        ---------------------------------------------------------------------
MICHIGAN GAS UTILITIES
-------------------------------------------------------
Average cost of purchased gas ($/MCF)             $2.91
-------------------------------------------------------
Supply  mix:
  Contract                                          97%
  Spot                                               3%        GAS TARIFF SALES VOLUMES
-------------------------------------------------------        ---------------------------------------------------------------------
Major suppliers:                                                                          Residential  Commercial  Industrial  Other
  ANR Pipeline                                                 ---------------------------------------------------------------------
  Consumers Power                                              Missouri Public Service        65%          25%         4%       6%
  Michigan Consolidated Gas Company                            Peoples Natural Gas            57           29         13        1
  Panhandle Eastern Pipeline                                   Michigan Gas Utilities         60           25         15       --
  Trunkline Gas Company                                        Northern Minnesota
-------------------------------------------------------          Utilities                    31           31         38       --
Peak day sendout (MCF)                          292,838        West Virginia Power            43           16          2       39
Heating degree-days                               6,604        Kansas Public Service          65           35         --       --
-------------------------------------------------------        ---------------------------------------------------------------------
Gas storage capacity (BCF)                                     ---------------------------------------------------------------------
  Owned                                             3.6
  Leased                                            5.2
-------------------------------------------------------
TOTAL STORAGE CAPACITY                              8.8
-------------------------------------------------------
-------------------------------------------------------
WEST VIRGINIA POWER
-------------------------------------------------------
Average cost of purchased gas ($/MCF)             $2.67
-------------------------------------------------------
Supply mix:
  Contract                                          76%
  Spot                                              24%
-------------------------------------------------------
Major suppliers:
  West Virginia Independent Producers
  Cabot Oil and Gas Marketing
-------------------------------------------------------
-------------------------------------------------------
Peak day sendout                                 42,500
Heating degree-days                               5,093
-------------------------------------------------------
-------------------------------------------------------